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                                    EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE


After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 8, 2000



                                   BRENTWOOD ASSOCIATES VI, L.P.,
                                   a Delaware limited partnership

                                   By:  Brentwood VI Ventures L.P.,
                                        a Delaware limited partnership
                                        Its:  General Partner


                                   By:   /s/ G. Bradford Jones
                                      -------------------------------
                                         G. Bradford Jones
                                         General Partner



                                   BRENTWOOD VI VENTURES, L.P.,
                                   a Delaware limited partnership

                                   By:    /s/ G. Bradford Jones
                                      -------------------------------
                                          G. Bradford Jones
                                          General Partner


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